UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2004

OLD NATIONAL BANCORP
(Exact name of Registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	001-15817 (Commission File Number)		35-1539838 (IRS Employer Identification No.)
1 Main Street, Evansville, IN (Address of Principal Executive Offices)		47708 (Zip Code)

(812) 464-1294
(Registrant's telephone number, including area code)

Item 7.01 Regulation FD Disclosure

On November 18, 2004, Old National issued the following press release detailing the content of a meeting to be held with the financial community on November 18, 2004 at 10:00 a.m. CST. The press release is included as Exhibit 99.1 hereto and is incorporated herein by reference. In addition to comments on the earnings outlook, growth opportunities and key ratio targets, the discussions will include an overview of the company's strategy and how it is being implemented through banking, wealth management, and insurance. In connection therewith, corresponding slides will also be available before 10:00 a.m. CST that day on Old National's Shareholder Relations web page at http://www.oldnational.com and will be archived there for 12 months.

Item 9.01 Financial Statements and Exhibits

The following exhibit is furnished herewith and this list constitutes the exhibit index:

99.1 Press Release issued by Old National Bancorp on November 18, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Old National Bancorp
(Registrant)

Date: November 18, 2004

By: /s/ John S. Poelker
John S. Poelker
Executive Vice President and Chief Financial Officer